UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  September 6, 2022

AVNET, INC.

(Exact name of registrant as specified in its charter)

New York	1-4224	11-1890605
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2211 South 47th Street, Phoenix, Arizona	85034
(Address of principal executive offices)	(Zip Code)

(480) 643-2000

(Registrant’s telephone number, including area code.)

N/A

(Former name or former address, if changed since last report.)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered:
Common stock, par value $1.00 per share	AVT	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2022, Avnet, Inc. announced that the Avnet Board of Directors appointed Kenneth A. Jacobson to serve as Chief Financial Officer (principal financial officer), effective September 6, 2022. A copy of the press release is attached as Exhibit 99.1.

Mr. Jacobson, age 44, has served as the Company’s Controller since 2013 and Principal Accounting Officer since February 2018. From August 2017 to January 2018, he served as the Interim Chief Financial Officer. Prior to joining the Company, Mr. Jacobson served as the Director of External Reporting and Accounting Research for First Solar Inc. from 2011 to 2013, where he led external reporting and provided accounting support for acquisitions and sales of solar power projects.

There are no family relationships between Mr. Jacobson and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. Additionally, there have been no transactions involving Mr. Jacobson that would require disclosure under Item 404(a) of Regulation S-K.

As part of this appointment, Mr. Jacobson entered into a letter agreement with the Company, effective September 6, 2022. Pursuant to the letter agreement, Mr. Jacobson will receive an initial base salary of $500,000 for the Company’s fiscal year 2023 and his annual cash incentive target will be 100% of his base salary. In addition, he is eligible for awards under the Company’s equity incentive plans and benefits under the Company’s other benefit plans in which senior executives of the Company participate. The letter agreement contains restrictive covenants relating to non-competition, confidential information, and non-solicitation of employees and customers.

In addition, the letter agreement provides that Mr. Jacobson will receive an annual grant of Company equity, subject to the Company’s equity incentive plan, standard grant agreements, and vesting schedule. For fiscal year 2023, Mr. Jacobson’s equity grant totals $1,250,000, with a mix of performance share units and restricted stock units. The restricted stock units will vest in four 25% annual tranches, with the first tranche vesting on January 2, 2023.

The letter agreement also provides that Mr. Jacobson will be covered under the Avnet Executive Severance Plan, dated August 10, 2017 (the “Executive Severance Plan”). Under the Executive Severance Plan, if the Company terminates his employment without “Cause” or if Mr. Jacobson terminates his employment for “Good Reason” (as such terms are defined in the Executive Severance Plan), Mr. Jacobson will be eligible for severance payments and benefits described below, in each case, subject to Mr. Jacobson’s (i) general release of claims in favor of the Company, and (ii) continued compliance with post-employment restrictive covenants:

•	A lump-sum payment equal to annual base salary at the time of termination;
•	A lump-sum pro-rata incentive payment for the year of termination based on actual achievement of the applicable performance goals; and
•	Medical, dental and vision coverage under the Company’s health care plans for a period of one year after termination.

The foregoing description of the Executive Severance Plan is not complete and is qualified by the Executive Severance Plan itself, which is Exhibit 10.1 hereto and incorporated herein.

The foregoing description of the letter agreement is not complete and is qualified by the letter agreement itself, which is Exhibit 10.2 hereto and incorporated herein.

Mr. Jacobson also entered into the Company’s standard change of control agreement (the “COC Agreement”). If Mr. Jacobson is terminated without cause or resigns by reason of a constructive termination within 24 months after a change of control, the Company must pay all accrued base salary and pro-rata incentive payments, plus 2.99 times the sum of (i) his then current annual base salary, and (ii) his target incentive compensation for the year in which such termination occurred. In addition, any unvested equity compensation rights and awards would become fully vested and payable; performance-based awards would vest at their target value. The foregoing description of the COC Agreement is qualified in its entirety by reference to the form of the COC Agreement itself, which is Exhibit 10.3 hereto and incorporated herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Avnet Executive Severance Plan (incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on October 30, 2017, Exhibit 10.1).
10.2	Letter Agreement dated August 30, 2022 (filed herewith).
10.3	Form of Change of Control Agreement (incorporated herein by reference to the Company’s Current Report on Form 8-K dated February 14, 2011, Exhibit 10.3).
99.1	Press Release dated September 6, 2022 (filed herewith).
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2022	AVNET, INC.

	By:	/s/ Philip R. Gallagher
Philip R. Gallagher
Chief Executive Officer